UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 22, 2015

Old National Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-15817	35-1539838
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Main Street, Evansville, Indiana		47708
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 464-1294

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On October 22, 2015, the Board of Directors (the "Board") of Old National Bancorp (the "Company"), upon the recommendation of its Corporate Governance and Nominating Committee, approved modifications to the Company’s stock ownership guidelines for its independent directors. These modifications were the result of a market analysis of other similar companies within the Company's Peer Group. The Company has determined that it is advisable for the non-employee members of the board to attain an investment position in Company stock of at least five times the annual cash retainer within five years of becoming a board member. The current annual cash retainer is $35,000. The prior guideline required non-employee members to attain at least $100,000 worth of Company stock within a reasonable time after becoming a board member. All of the Board's current independent directors, other than Ms. Kathy White, Ms. Becky Skillman and Mr. Derrick Stewart (all recently elected or appointed Board members) comply with the new guideline.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp

October 23, 2015	By:	Jeffrey L. Knight

Name: Jeffrey L. Knight
Title: EVP, Chief Legal Counsel and Corporate Secretary